UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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CHINA BIOTECH HOLDINGS LIMITED
(Name of Registrant as Specified in its Charter)

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CHINA BIOTECH HOLDINGS LIMITED
Suite 2432, Sun Hung Kai Centre
30 Harbour Road
Wanchai, Hong Kong

INFORMATION STATEMENT

December __, 2017

GENERAL

This Information Statement is furnished on or about ________, 2017 to the holders of record of the outstanding common stock, $0.0001 par value (the "Common Stock") of China Biotech Holdings Limited, a Delaware corporation (the "Company"), as of the close of business on November 15, 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated November 15, 2017 (the “Written Consent”), of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company, as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to China Biotech Holdings, Limited.

The Written Consent approved a change of domicile from the State of Delaware to the Cayman Islands by means of the merger (the “Redomicile Merger”) of the Company with and into Zhong Yuan Bio-Technology Holdings Limited, an exempt company limited by shares which is incorporated under the laws of the Cayman Islands (“Zhong Yuan”), including approval of the Agreement and Plan of Merger, a copy of which is attached hereto as Annex A (the “Merger Agreement”) and all the transactions contemplated by the Plan of Merger, the form of which is attached to the Merger Agreement as Annex A thereto (the “Plan of Merger”). Pursuant to the Merger Agreement, the Company will merge with and into Zhong Yuan and each share of the Company’s Common Stock will be converted into one ordinary share of Zhong Yuan..

These corporate actions will become effective on the date the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands, which will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.

The Company will pay the cost of preparing, printing and distributing this Information Statement.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ CHANG Ting Ting
CHANG Ting Ting
Chief Executive Officer

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the Delaware General Corporation Law (“DGCL”) and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Redomicile Merger requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock. Each stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 8,500,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On November 15, 2017, our board of directors unanimously adopted resolutions approving the Redomicile Merger and recommended that our stockholders approve the Redomicile Merger including the Merger Agreement, the Plan of Merger and the Amended and Restated Articles of Association substantially as set forth in Exhibits A and B, respectively.

On November 15, 2017, CHANG Ting Ting, being the record holder of 8,000,000 shares of our Common Stock, constituting approximately 94% of our issued and outstanding Common Stock, the sole class of our voting securities, consented in writing to the Redomicile Merger.

Accordingly, we have obtained all necessary corporate approvals in connection with the Redomicile Merger. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the majority stockholder were by written consent, there will be no stockholders’ meeting.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c-2 of the Exchange Act and the provisions of the DGCL, file the Certificate of Merger with the Delaware Secretary of State’s Office and the Plan of Merger with the Registrar of Companies of the Cayman Islands, along with other documents required under the Cayman Islands laws. The Redomicile Merger will become effective on the date the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands, which will occur at least 20 days after this Information Statement is first mailed to our stockholders.

SUMMARY

The following summary highlights selected information from this Information Statement and may not contain all of the information that is important to you. To better understand the Merger Agreement, including the Redomicile Merger and other transactions contemplated thereby, you should carefully read this entire Information Statement, including the Merger Agreement attached as Annex A to this Information Statement and the Plan of Merger attached as Annex A to the Merger Agreement. For purposes of this Information Statement, the term “Merger Agreement” will refer to the Merger Agreement, as the same may be amended.

The Redomicile Merger

The Parties to the Merger Agreement and the Plan of Merger

China Biotech Holdings, Inc.  The Company is currently considered to be a “blank check” company. The SEC defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.

We intend to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of having its common stock registered under the Exchange Act. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. Although management has not restricted the geographical location of the target companies to China, management believes that it is probable that the target’s operations will be based in China or Asia.

Zhong Yuan Bio-Technical Holdings Limited.  Zhong Yuan Bio-Technical Holdings Limited (“Zhong Yuan”) was formed in July 2016 as an exempted company limited by shares under the laws of the Cayman Islands and is currently a wholly-owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is, as a result, exempted from complying with certain provisions of the Companies Law (2016 Revision) of the Cayman Islands, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands. Zhong Yuan does not have a significant amount of assets or liabilities and has not engaged in any business since its incorporation other than activities associated with its anticipated participation in the Redomicile Merger.
The principal executive offices of each of the Company and Zhong Yuan are located at Suite 2432, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong; Telephone: +852 29198916; Facsimile: +852 25747287.

Background and Reasons for the Redomicile Merger

We believe that the Redomicile Merger, which would change our place of incorporation from Delaware to the Cayman Islands, (i) would allow us to reduce operational, administrative, legal and accounting costs over the long term because Zhong Yuan is expected to qualify as a foreign private issuer and be exempt from certain rules under the Exchange Act, which is in line with the Company’s expectation that, subsequent to a merger with an operating company, the Company’s business and operations will be conducted primarily outside of the United States, and (ii) will more closely align our structure with our international corporate strategy. Because we anticipate that, subsequent to our merger with an operating company, substantially all of our executive team and members of our board of directors will likely reside outside the United States, we believe that it is advisable to move our place of incorporation outside the United States. In reaching its decision to approve the Merger Agreement, our board of directors identified several potential benefits to our stockholders, which are described under “The Redomicile Merger — Background and Reasons for the Redomicile Merger.”

The Merger Agreement

A copy of the Merger Agreement, including the Plan of Merger, is attached as Annex A to this Information Statement. The Company encourages you to read the entire Merger Agreement and Plan of Merger carefully, as they are the principal documents governing the Redomicile Merger.

Zhong Yuan Ordinary Shares

When the Redomicile Merger is completed, each share of the Company’s Common Stock shall convert into the right to receive one ordinary share in the capital of Zhong Yuan, which ordinary shares will be issued by Zhong Yuan in connection with the Redomicile Merger. Following the Redomicile Merger, the former stockholders of the Company will become holders of Zhong Yuan ordinary shares, and Zhong Yuan will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company.

Treatment of the Company’s Options, Warrants and Convertible Securities

In connection with the Redomicile Merger, each outstanding option, warrant or convertible security exercisable or convertible into Common Stock of the Company will be assumed by Zhong Yuan and will become an option, warrant or convertible security exercisable or convertible into an equal number of ordinary shares in the capital of Zhong Yuan under the same terms and conditions.

Overview of the Merger Agreement

The Company and Zhong Yuan are required to complete the Redomicile Merger only if certain customary conditions are satisfied or waived, including the Merger Agreement and the Plan of Merger being approved by the Company’s and Zhong Yuan’s stockholders.

Board of Directors; Management of Zhong Yuan Following the Redomicile Merger

Following the Redomicile Merger, Zhong Yuan will be managed by the same board of directors and executive officers that manage the Company.

Accounting Treatment

The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

Material U.S. Federal Income Tax Consequences

We do not anticipate that Zhong Yuan will be treated as a U.S. corporation for U.S. federal income tax purposes after the Redomicile Merger. In addition, we intend the Redomicile Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Redomicile Merger qualifies as a reorganization, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of Zhong Yuan ordinary shares in the Redomicile Merger. A U.S. Holder will have an adjusted tax basis in the Zhong Yuan ordinary shares received in the Redomicile Merger equal to the adjusted tax basis of the Company Common Stock surrendered by such U.S. Holder in the Redomicile Merger. The holding period for Zhong Yuan ordinary shares received in the Redomicile Merger will include the holding period for the Company Common Stock surrendered therefor. Please see the section entitled “Taxation - United States Taxation” beginning on page 16.

Comparison of Stockholder/Shareholder Rights

Upon consummation of the Redomicile Merger, the holders of issued and outstanding Common Stock of the Company will be entitled to receive Zhong Yuan ordinary shares. The rights of the holders of the Company’s Common Stock are governed by the Company’s articles of incorporation and bylaws and DGCL, while the rights of holders of Zhong Yuan’s ordinary shares are generally governed by Zhong Yuan’s memorandum and articles of association and the Companies Law (2016 Revision) of the Cayman Islands as well as the common law of the Cayman Islands. There are differences in rights afforded under Delaware law and Cayman Islands law. Please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

THE REDOMICILE MERGER

The Merger Agreement and the Plan of Merger

The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this Information Statement. We encourage you to read the Merger Agreement and the Plan of Merger in their entirety for a more complete description of the Redomicile Merger. In the event of any discrepancy between the terms of the Merger Agreement or the Plan of Merger and the following summary, the Merger Agreement and the Plan of Merger will control.

Introduction

The Merger Agreement and the Plan of Merger provide for a Redomicile Merger that will result in each share of Common Stock of the Company being converted into the right to receive one ordinary share in the capital of Zhong Yuan, an exempted company limited by shares which is incorporated under the laws of the Cayman Islands. Under the Merger Agreement, the Company will merge with and into Zhong Yuan, with Zhong Yuan as the surviving company. We anticipate that the Redomicile Merger will become effective during the fourth quarter of 2017 or possibly in January of 2018. Following the Redomicile Merger, Zhong Yuan will own and continue to conduct our business in substantially the same manner as it is currently being conducted by the Company. Immediately following the Redomicile Merger, you will own an interest in Zhong Yuan, which will be managed by the same board of directors and executive officers that managed the Company immediately prior to the Redomicile Merger. Additionally, the consolidated assets and liabilities of Zhong Yuan will be the same as those of the Company immediately prior to the Redomicile Merger.

The Parties to the Redomicile Merger

China Biotech Holdings Limited.  The Company is currently considered to be a “blank check” company. The SEC defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.

We intend to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of having its common stock registered under the Exchange Act. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. Although management has not restricted the geographical location of the target companies to China, management believes that it is probable that the target’s operations will be based in China or Asia.

Zhong Yuan Bio-Technology Holdings Limited.  Zhong Yuan Bio-Technology Holdings Limited (“Zhong Yuan”) was incorporated in July 2016 as an exempted company limited by shares under the laws of the Cayman Islands, and is currently a wholly-owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is, as a result, exempted from complying with certain provisions of the Companies Law (2016 Revision) of the Cayman Islands, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands. Zhong Yuan does not have a significant amount of assets or liabilities and has not engaged in any business since its incorporation other than activities associated with its anticipated participation in the Redomicile Merger.

The principal executive offices of each of the Company and Zhong Yuan are located at Suite 2432, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong; Telephone: + 852 29198916; Facsimile: +852 25747287.

Background and Reasons for the Redomicile Merger

We believe that the Redomicile Merger, which would change our place of incorporation from Delaware to the Cayman Islands, (i) would allow us to reduce operational, administrative, legal and accounting costs over the long term because Zhong Yuan is expected to qualify as a foreign private issuer and be exempt from certain rules under the Exchange Act, which is in line with the Company’s expectation that, subsequent to a merger with an operating company, the Company’s business and operations will be conducted primarily outside of the United States, and (ii) will more closely align our structure with our international corporate strategy. Because we anticipate that, subsequent to our merger with an operating company, substantially all of our executive team and members of our board of directors will likely reside outside the United States, we believe that it is advisable to move our place of incorporation outside the United States. In reaching its decision to approve the Merger Agreement, our board of directors identified several potential benefits to our stockholders, which are described below.

We believe the Redomicile Merger, which would change our place of incorporation from Delaware to the Cayman Islands, is consistent with our corporate strategy of merging with a company which primarily conducts its operations outside the United States, and would allow us to reduce operational, administrative, legal and accounting costs over the long term.

We have chosen to reorganize under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services.

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We believe that by reincorporating to a jurisdiction outside the United States, which is in line with the Company’s anticipated business and operations which are expected to be primarily conducted outside of the United States, Zhong Yuan will be able to qualify as a “foreign private issuer” under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. Zhong Yuan will remain subject to the mandates of the Sarbanes-Oxley Act. As a foreign private issuer, Zhong Yuan also will be exempt from certain rules under the Exchange Act that would otherwise apply if Zhong Yuan were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example: Zhong Yuan may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

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Zhong Yuan will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, Zhong Yuan will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, Zhong Yuan will need to promptly furnish reports on Form 6-K regarding any information that Zhong Yuan (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, Zhong Yuan will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, Zhong Yuan will be required to file an annual report on Form 20-F within four months after its fiscal year end;

•	Zhong Yuan will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

•	Zhong Yuan will not be required to conduct advisory votes on executive compensation;

•	Zhong Yuan will be exempt from filing quarterly reports under the Exchange Act with the SEC;

•	Zhong Yuan will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

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Zhong Yuan will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

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Zhong Yuan will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Zhong Yuan expects to take advantage of these exemptions after the Redomicile Merger is effected. Accordingly, after the completion of the Redomicile Merger, if you hold Zhong Yuan securities, you may receive less information about Zhong Yuan and its business than you currently receive with respect to the Company and may be afforded less protection under the U.S. federal securities laws than you are entitled to currently.

Additionally, as a foreign private issuer, Zhong Yuan will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain exchange corporate governance standards, such as the following NASDAQ corporate governance standards requiring that:

•	the majority of the board of directors be comprised of independent directors;

•	executive compensation be determined by independent directors or a committee of independent directors;

•	director nominees be selected, or recommended for selection, by the board of directors, by independent directors or by a committee of independent directors;

•	an audit committee be comprised of at least three members, each of whom is an independent director and one of whom has finance and accounting experience; and

•	all related party transactions be reviewed by the audit committee or another independent body of the board of directors.

We believe  that there are no comparable Cayman Islands laws related to the above corporate governance standards.

Subsequent to merging with an operating target, it is the intent of Zhong Yuan to list its ordinary shares on the NASDAQ Stock Market or the NYSE American Market as soon as it qualifies to do so under the applicable rules.

We believe the Redomicile Merger will enhance shareholder value for the reasons discussed above. However, in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business after effecting a merger with an operating target, we cannot predict what impact, if any, the Redomicile Merger will have in the long term when these factors change.

There are certain disadvantages that accompany redomicile in the Cayman Islands, including:

•	The Cayman Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States; and

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Zhong Yuan’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated.

Zhong Yuan’s corporate affairs are governed by Zhong Yuan’s memorandum and articles of association, as amended and restated from time to time, the Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors and officers of Zhong Yuan, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

We anticipate that, subsequent to our merger with an operating company, substantially all of our executive team and members of our board of directors will continue to reside outside the United States and all or a substantial portion of such persons’ assets will be located outside the United States. In addition, we anticipate that all of our operations will be conducted outside the United States and that all of our assets will be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon Zhong Yuan or such persons, or to enforce against them in courts of the United States or of the Cayman Islands, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Redomicile Merger

The steps that have been taken to date, and that will be taken, to complete the Redomicile Merger are:

•	Zhong Yuan was incorporated with the Company holding 100 percent of the ordinary shares issued by Zhong Yuan, consisting of 100 shares.

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Upon effectiveness of the Redomicile Merger (the “Effective Time”) (i) the Company will merge with and into Zhong Yuan, with Zhong Yuan as the surviving company, and (ii) each share of the Company’s Common Stock will be converted into the right to receive one ordinary share in the capital of Zhong Yuan and Zhong Yuan shall issue to each holder of such right that number of ordinary shares in Zhong Yuan to which each such holder is entitled.

•	At the Effective Time, Zhong Yuan will cancel the 100 ordinary shares issued to the Company prior to the Redomicile Merger and all Common Stock of the Company will be cancelled.

At the Effective Time, any existing equity compensation plans of the Company, as may be amended, will be adopted and assumed by Zhong Yuan. Each outstanding option and other equity award issued under our equity compensation plans for the purchase or receipt of, or payment based on, each share of the Company’s Common Stock will represent the right to purchase or receive, or receive payment based on, one ordinary share in the capital of Zhong Yuan on substantially the same terms.

Additionally, at the Effective Time, Zhong Yuan will adopt and assume the obligations of the Company under or with respect to any contracts or agreements as described in the Merger Agreement. The contracts and agreements will become the obligations of Zhong Yuan and will be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated.

The Merger Agreement and the Plan of Merger may be amended, modified or supplemented at any time. However, no amendment, modification or supplement that requires approval by the Company’s stockholders may be made or effected without obtaining that approval.

Possible Abandonment

Pursuant to the Merger Agreement, the board of directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the Redomicile Merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders.

Additional Agreements

Zhong Yuan expects to enter into indemnification agreements in the future with its officers and directors that are consistent with the laws of the Cayman Islands. Generally, we anticipate that the indemnification agreements will require that Zhong Yuan indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with Zhong Yuan, any subsidiary of Zhong Yuan or another entity where he or she is or was serving at Zhong Yuan’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan.

The indemnification agreements also are expected to provide for the advancement of defense expenses by Zhong Yuan. Please also see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws — Indemnification of Directors and Officers” for a description of indemnification of directors and officers under Cayman Islands law and Zhong Yuan’s memorandum and articles of association.

Conditions to Completion of the Redomicile Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the Redomicile Merger:

•	the Merger Agreement and the Plan of Merger have been approved and adopted by the requisite vote of stockholders of the Company and of Zhong Yuan;

•	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Redomicile Merger;

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all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, Zhong Yuan or their subsidiaries to consummate the Redomicile Merger have been obtained or made; and

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the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our board of directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of the Company and our stockholders and that such change to the terms of the Redomicile Merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our board of directors will not resolicit stockholder approval of the Redomicile Merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our board of directors will resolicit shareholder approval of the Redomicile Merger. Additionally, our board of directors reserves the right to defer or abandon the Redomicile Merger.

Stock Compensation and Benefit Plans and Programs

As part of the Redomicile Merger, Zhong Yuan has agreed to assume all of the Company’s rights and obligations under any stock-based benefit and compensation plans and programs of the Company at the Effective Time. All rights to purchase or receive, or receive payment based on, each share of the Company’s Common Stock arising under our equity compensation plans will entitle the holder to purchase or receive, or receive payment based on, as applicable, one Zhong Yuan ordinary share. At present, neither the Company nor Zhong Yuan has any stock-based compensation plans or programs. Such plans or programs may be adopted in the future.

Warrants, Convertible Debentures or Convertible Securities

In addition, as part of the Redomicile Merger, Zhong Yuan has agreed to assume all of the Company’s rights and obligations of any warrants, convertible debentures or other convertible securities that may convert into the Company’s Common Stock at the Effective Time. All rights to purchase or receive, or receive payment based on, each share of the Company’s Common Stock arising under our warrants, convertible debentures or other convertible securities will entitle the holder thereof to purchase or receive, or receive payment based on, as applicable, one Zhong Yuan ordinary share. At present, neither the Company nor Zhong Yuan has any warrants, debentures or convertible securities.

Effective Time

We anticipate that the Redomicile Merger will become effective during the fourth quarter of 2017 or possibly in January 2018. Our board of directors will have the right, however, to defer or abandon the Redomicile Merger at any time if it concludes that completion of the Redomicile Merger would not be in the best interests of the Company or our stockholders.

Management of Zhong Yuan

Immediately prior to the Effective Time, the directors and officers of the Company at such time will be elected or appointed as the directors and officers of Zhong Yuan (to the extent the directors and officers of Zhong Yuan and the Company are not already identical), each such person to have the same office(s) with Zhong Yuan (and the same class designations and committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of Zhong Yuan’s shareholders at which an election of directors of their respective classes is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the Redomicile Merger are compliance with U.S. federal and state securities laws and Delaware corporate law (including the filing with the Secretary of State of the State of Delaware of a certificate of merger).

Rights of Dissenting Stockholders

Under the DGCL, the Company’s shareholders will have appraisal rights in connection with the Redomicile Merger, unless they have voted in favor of the Redomicile Merger or consented to the Redomicile Merger in writing. The Company will notify any shareholder who is entitled to appraisal rights of the approval of the Redomicile Merger and that appraisal rights are available, and will furnish such shareholder with a copy of the relevant section of the Delaware General Corporation Law which sets forth the procedure for demanding an appraisal of the shareholder’s shares.

Ownership in Zhong Yuan

Each share of the Company’s Common Stock registered in your name or which you beneficially own through your broker will be converted into the right to receive one ordinary share in the capital of Zhong Yuan and such ordinary share will be registered in your name (or your broker’s name, as applicable) in Zhong Yuan’s register of members upon completion of the Redomicile Merger, without any further action on your part. Upon completion of the Redomicile Merger, only registered shareholders reflected in Zhong Yuan’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Zhong Yuan ordinary shares registered in their respective names. Any attempted transfer of the Company’s stock prior to the Redomicile Merger that is not properly documented and reflected in the stock records maintained by the Company as of immediately prior to the Effective Time will not be reflected in Zhong Yuan’s register of members upon completion of the Redomicile Merger.

If you hold the Company’s Common Stock in an account with a broker or other securities intermediary, you will receive delivery of ordinary shares in your account with that same broker or securities intermediary without any action on your part. If you hold the Company’s Common Stock in certificated form, you may exchange your stock certificates for new Zhong Yuan share certificates following the Redomicile Merger. We will request that all Company stock certificates be returned to the Company following the Redomicile Merger. Soon after the closing of the Redomicile Merger, you will be sent a letter of transmittal from us. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates of the Company for new Zhong Yuan share certificates.

Stock Exchange Listing

There is currently no established public trading market for the Company’s Common Stock or for Zhong Yuan’s ordinary shares.

Accounting Treatment of the Redomicile Merger

The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, no business combination has occurred and all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

Taxation

The following discussion of the material Cayman Islands and U.S. federal income tax consequences of the Redomicile Merger is based upon laws and relevant interpretations thereof effective as of the date of this Information Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the Redomicile Merger or otherwise, such as the tax consequences under laws of countries other than the Cayman Islands and the United States or under state and local tax laws.

Cayman Islands Taxation

The Cayman Islands government (or any other taxing authority in the Cayman Islands) currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the Cayman Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to Zhong Yuan levied by the government of the Cayman Islands except for stamp duty, which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of any of the documents relating the proposed Redomicile Merger or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands for enforcement purposes or otherwise. We do not intend that any documents relating the proposed Redomicile Merger be executed in or brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

United States Taxation

The following are the material U.S. federal income tax consequences of the Redomicile Merger to beneficial owners of Company Common Stock. This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this Information Statement, all of which may change, possibly with retroactive effect.

This discussion addresses only the consequences of the exchange of shares of Company Common Stock held as capital assets. It does not address all aspects of U.S. federal income taxation that may be important to a beneficial owner in light of his or her particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or tax consequences that may apply to a beneficial owner subject to special rules, such as:

•	a financial institution or insurance company;

•	a tax-exempt organization;

•	a dealer or broker in securities, commodities or foreign currencies;

•	a shareholder that holds Company Common Stock as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a shareholder that beneficially owns five percent or more of Company Common Stock;

•	a shareholder that acquired Company Common Stock pursuant to the exercise of compensatory options or otherwise as compensation.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the Redomicile Merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any non-U.S., state or local tax consequences. Accordingly, each Company shareholder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the Redomicile Merger.

U.S. Federal Income Tax Consequences of the Redomicile Merger to the Company and Zhong Yuan

Neither the Company nor Zhong Yuan will recognize any gain or loss for U.S. federal income tax purposes as a result of the Redomicile Merger.

Pursuant to Section 7874 of the Code, Zhong Yuan will not be treated as a U.S. corporation under the Code because (i) after the Redomicile Merger, Zhong Yuan will have acquired substantially all of the properties held directly or indirectly by the Company, (ii) after the Redomicile Merger, Zhong Yuan will not have substantial business activities in the Cayman Islands, and (iii) the former holders of the Company’s Common Stock will hold, by reason of owning shares of the Company’s Common Stock, at least 80% or more of the Zhong Yuan ordinary shares.

U.S. Federal Income Tax Consequences of the Redomicile Merger to U.S. Holders

This section applies to beneficial owners of Company Common Stock that are U.S. Holders. A U.S. Holder is a beneficial owner of Company Common Stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

A U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of Zhong Yuan ordinary shares in the Redomicile Merger. A U.S. Holder will have an adjusted tax basis in the Zhong Yuan ordinary shares received in the Redomicile Merger equal to the adjusted tax basis of the Company Common Stock surrendered by such U.S. Holder in the Redomicile Merger. The holding period for Zhong Yuan ordinary shares received in the Redomicile Merger will include the holding period for the Company Common Stock surrendered therefor.

The U.S. federal income tax consequences of owning and disposing of Zhong Yuan ordinary shares received in the Redomicile Merger will be the same as the U.S. federal income tax consequences of owning and disposing of Company Common Stock before the Redomicile Merger. Each U.S. Holder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the ownership and disposition of Zhong Yuan ordinary shares.

U.S. Federal Income Tax Consequences of the Redomicile Merger to Non-U.S. Holders

This section applies to beneficial owners of Company Common Stock that are Non-U.S. Holders. A Non-U.S. Holder is a beneficial owner of Company Common Stock that is for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a non-U.S. corporation; or

•	a non-U.S. estate or trust.

A beneficial owner is not a Non-U.S. Holder if the beneficial owner is a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if the beneficial owner is a former citizen or former resident of the United States, in either of which cases the beneficial owner should consult his or her tax advisor regarding the U.S. federal income tax consequences of the Redomicile Merger and of owning or disposing of Zhong Yuan ordinary shares.

The receipt of Zhong Yuan ordinary shares in exchange for Company Common Stock will not be a taxable transaction to Non-U.S. Holders for U.S. federal income tax purposes.

The U.S. federal income tax consequences of owning and disposing of Zhong Yuan ordinary shares received in the Redomicile Merger will be the same as the U.S. federal income tax consequences of owning and disposing of Company Common Stock before the Redomicile Merger, including that dividends paid by Zhong Yuan to Non-U.S. Holders will generally be subject to U.S. federal withholding tax at a 30% rate (or a reduced rate specified by an applicable income tax treaty). Each Non-U.S. Holder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the ownership and disposition of Zhong Yuan ordinary shares.

DESCRIPTION OF SHARE CAPITAL OF ZHONG YUAN

The following description of the material terms of Zhong Yuan’s ordinary shares following the Redomicile Merger includes a summary of specified provisions of the amended and restated memorandum of association and articles of association of Zhong Yuan that will be in effect upon completion of the Redomicile Merger. This description is qualified by reference to the amended and restated memorandum of association and articles of association of Zhong Yuan that will become effective upon consummation of the Redomicile Merger, which are attached as Annex B to this Information Statement and incorporated herein by reference. You are encouraged to read the relevant provisions of the Companies Law and Zhong Yuan’s amended and restated memorandum and articles of association as they relate to the following summary.

Authorized Share Capital

Zhong Yuan is authorized to issue 500,000,000 shares of a par value of US$0.0001 each. The board of directors of Zhong Yuan is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

As of the close of business on November 15, 2017, Zhong Yuan had 100 ordinary shares issued and outstanding and no preference shares issued and outstanding. Upon the completion of the Redomicile Merger, Zhong Yuan will issue approximately 8,500,000 ordinary shares in the Redomicile Merger and the 100 ordinary shares issued and outstanding prior to the Redomicile Merger will be cancelled.

Ordinary Shares

General

All of Zhong Yuan’s issued and outstanding ordinary shares will be issued credited as fully paid and non-assessable. Zhong Yuan’s ordinary shares are issued in registered form, and are issued when registered in Zhong Yuan’s register of members. Zhong Yuan’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

The holders of Zhong Yuan’s ordinary shares are entitled to such dividends as may be declared by Zhong Yuan’s board of directors, subject to the Companies Law and the memorandum and articles of association of Zhong Yuan, as amended and restated from time to time. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, provided that in no circumstances may Zhong Yuan pay a dividend if this would result in Zhong Yuan being unable to pay its debts as they fall due in the ordinary course of business.

Register of Members

Under Cayman Islands law, Zhong Yuan must keep a register of members and there shall be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of Zhong Yuan is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of the Redomicile Merger, the register of members shall be immediately updated to reflect the issue of ordinary shares by Zhong Yuan to the Company’s stockholders. Once Zhong Yuan’s register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the ordinary shares set against their name in the register of members.

Voting Rights

Each holder of ordinary shares is entitled to one vote on all matters upon which the ordinary shares are entitled to vote on a show of hands or, on a poll, each holder is entitled to have one vote for each share registered in his name on the register of members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of Zhong Yuan’s board of directors or by any one or more shareholders holding at least one-tenth of the votes attaching to the issued and outstanding ordinary shares in Zhong Yuan entitled to vote at general meetings, present in person or by proxy.

A quorum required for a general meeting of shareholders consists of one or more shareholders who hold in aggregate at least one-third of the votes attaching to the issued and outstanding ordinary shares in Zhong Yuan entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Although not required by the Companies Laws or Zhong Yuan’s amended and restated memorandum and articles of association, Zhong Yuan expects to hold shareholders’ meetings annually and such meetings may be convened by Zhong Yuan’s board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate at least 25% in par value of Zhong Yuan’s issued shares that carry the right to vote at general meetings. An extraordinary general meeting may also be called by the Chairman of the Board or the President of Zhong Yuan. Advance notice of at least 10 days is required for the convening of Zhong Yuan’s annual general meeting and other shareholders meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting. An ordinary resolution may also be passed by a written resolution signed by a simple majority of all votes entitled to be cast, whereas a special resolution requires a written resolution signed by all the shareholders of Zhong Yuan, as required by the Companies Law and the amended and restated memorandum and articles of association of Zhong Yuan. A special resolution will be required for important matters such as change of name or making changes to the memorandum and articles of association of Zhong Yuan.

Transfer of Ordinary Shares

Subject to the restrictions of Zhong Yuan’s articles of association, as applicable, any of Zhong Yuan’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by Zhong Yuan’s board.

Zhong Yuan’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which Zhong Yuan has a lien. Zhong Yuan’s directors may also decline to register any transfer of any ordinary share unless:

•
the instrument of transfer is lodged with Zhong Yuan, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as Zhong Yuan’s board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or

•	the ordinary shares transferred are free of any lien in favor of Zhong Yuan.

If Zhong Yuan’s directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as Zhong Yuan’s board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year.

Liquidation

On a winding up of Zhong Yuan, if the assets available for distribution among its shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among its shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Zhong Yuan for unpaid calls or otherwise. If Zhong Yuan’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Zhong Yuan’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Zhong Yuan may issue shares on terms that are subject to redemption, at Zhong Yuan’s option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by Zhong Yuan’s board of directors or by a special resolution of Zhong Yuan’s shareholders. Zhong Yuan may also repurchase any of its shares provided that the manner and terms of such purchase have been agreed between the board of directors and the relevant shareholder or are otherwise authorized by its memorandum and articles of association.

Under the Companies Law, the redemption or repurchase of any share may be paid out of Zhong Yuan’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if Zhong Yuan can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, Zhong Yuan may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of Zhong Yuan’s ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of Zhong Yuan’s list of shareholders or its corporate records. However, Zhong Yuan will file Annual Reports on Form 20-F, including audited financial statements. See “Additional Information.”

Changes in Capital

Zhong Yuan may from time to time by ordinary resolution:

•	increase its share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•	sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by the amended and restated memorandum and articles of association; and

•
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Law and confirmation by the Grand Court of the Cayman Islands on an application by Zhong Yuan for an order confirming such reduction, Zhong Yuan may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

Issuance of Additional Shares

Zhong Yuan’s amended memorandum and articles of association authorizes Zhong Yuan’s board of directors to issue additional ordinary shares from time to time as its board of directors shall determine, to the extent of available authorized but unissued shares.

Zhong Yuan’s amended memorandum and articles of association authorizes Zhong Yuan’s board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Zhong Yuan’s board of directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Exempted Company

Zhong Yuan is an exempted company duly incorporated with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company, the objects of which are to conduct business mainly outside of the Cayman Islands, may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for certain exemptions and privileges, including (a) an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies, (b) an exempted company is not required to open its register of members for inspection, (c) an exempted company does not have to hold an annual general meeting, (d) an exempted company may issue no par value, negotiable or bearer shares, (e) an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands, (f) an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance), (g) an exempted company may register as a limited duration company and (h) an exempted company may register as a segregated portfolio company.

 “Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Transfer Agent

Zhong Yuan will serve as its own transfer agent and registrar for its ordinary shares unless and at least until it completes a merger or acquisition of an operating company.
COMPARISON OF RIGHTS UNDER DELAWARE
AND CAYMAN ISLANDS LAWS

Your rights as a stockholder of the Company are governed by the DGCL and the Company’s articles of incorporation and bylaws. After the Redomicile Merger, you will become a shareholder of Zhong Yuan and your rights will be governed by the Companies Law and Zhong Yuan’s memorandum of association and articles of association.

The principal attributes of the Company’s Common Stock and Zhong Yuan ordinary shares are similar. However, there are differences between your rights under the DGCL and under the Companies Law. In addition, there are differences between the Company’s articles of incorporation and bylaws and Zhong Yuan’s memorandum of association and articles of association. The following discussion is a summary of certain material differences in your rights that will result from the Redomicile Merger. As such, this summary does not cover all the differences between the Companies Law and the DGCL affecting corporations and their shareholders or all of the differences between the Company’s articles of incorporation and bylaws and Zhong Yuan’s memorandum of association and articles of association. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of the Companies Law, the DGCL, the Company’s articles of incorporation and bylaws and Zhong Yuan’s memorandum of association and articles of association. Zhong Yuan plans to adopt an amended memorandum and articles of association, which will become effective immediately upon the completion of the Redomicile Merger and will replace its existing memorandum and articles of association in their entirety. A copy of Zhong Yuan’s amended memorandum of association and articles of association that will become effective upon consummation of the Redomicile Merger is attached hereto as Annex C to this Information Statement. We encourage you to read the laws and documents referenced above.

	DGCL/The Company’s Certificate of Incorporation and Bylaws	Companies Law/Zhong Yuan’s Memorandum of Association and Articles of Association
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes
Under the DGCL, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, is generally required to be approved by the holders of a majority of the shares outstanding and entitled to vote on the matter, unless the articles of incorporation provides otherwise. The Company’s certificate of incorporation does not provide otherwise.

There are a number of mechanisms for acquiring a Cayman Islands company including: (1) a court-approved “scheme of arrangement” under the Companies Law; (2) through a tender offer by a third party; and (3) through a merger or consolidation between the Cayman Islands company and another company incorporated in the Cayman Islands or another jurisdiction (provided that the merger or consolidation is allowed by the laws of that other jurisdiction).

DGCL/The Company’s Certificate of Incorporation and Bylaws	Companies Law/Zhong Yuan’s Memorandum of Association and Articles of Association

In general, under the DGCL, mergers in which the surviving corporation will issue less than 20% of such corporation’s stock does not require shareholder approval. In addition, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares.

A scheme of arrangement with one or more class or series of shareholders requires the sanction of the scheme of arrangement by the Cayman Islands court and the approval of a majority in number of the registered holders of each participating class or series of shares voting on the scheme of arrangement, representing 75% or more in value of the shares of each participating class or series voted on such proposal at the relevant meeting excluding any shares held by the acquiring party. If a scheme of arrangement receives the approval of shareholders of a company and is subsequently sanctioned by the Cayman Islands court, all holders of ordinary shares of the company will be bound by the terms of the scheme of arrangement.

The DGCL does not contain a procedure comparable to a scheme of arrangement under the Companies Law.
The Companies Law provides that when an offer is made for shares of any class or series of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of such class or series accept the offer, the offeror may, for two months after that four-month period, require the remaining shareholders of the relevant class or series to transfer their shares on the same terms as the original offer. In those circumstances, non-tendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the non-tendering shareholder, the non-tendering shareholder is able to convince a Cayman Islands court to order otherwise.

Authorization of a merger or consolidation requires: (a) the passing of a special resolution by the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in each such company’s constitutive documents. In addition, the consent of each holder of a fixed or floating security of a constituent company must be obtained, unless the court waives such requirement.

Under Zhong Yuan’s articles of association and the Companies Law, there is no requirement for shareholder approval for a sale of all or substantially all of Zhong Yuan’s assets.

	DGCL/The Company’s Certificate of Incorporation and Bylaws	Companies Law/Zhong Yuan’s Memorandum of Association and Articles of Association
Special Vote Required for Combinations with Interested Stockholders/Shareholders
Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.
There is no provision in the Companies Law or Zhong Yuan’s articles of association prohibiting business combinations with interested shareholders.

The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (1) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (3) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (1) owns 15% or more of the outstanding voting stock of the corporation, or (2) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

	DGCL/The Company’s Certificate of Incorporation and Bylaws	Companies Law/Zhong Yuan’s Memorandum of Association and Articles of Association
Dissenter Rights; Rights to Dissent; Compulsory Acquisition
Under the DGCL, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation, if, among other things: (1) the corporation’s shares are listed on a national securities exchange or held of record by more than 2,000 stockholders; or (2) the corporation will be the surviving corporation of the merger and no vote of its stockholders is required to approve the merger.

The Companies Law and Zhong Yuan’s articles of association do not specifically provide for appraisal rights. However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman Islands company as described under “Shareholder Approval of Business Combinations; Fundamental Changes,” a minority shareholder may apply to the Cayman Islands court within one month of receiving notice of the compulsory transfer objecting to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. The court is unlikely to grant any relief in the absence of bad faith, fraud, unequal treatment of shareholders or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

However, a stockholder is entitled to appraisal rights in the case of a merger or consolidation effected under certain provisions of the DGCL if the stockholder is required to accept in exchange for the shares anything other than: (1) shares of stock of the corporation surviving or resulting from the merger or consolidation; (2) shares of any other corporation that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; or (3) cash instead of fractional shares of the corporation.

In connection with a merger or a consolidation, dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures set out in the Companies Law, subject to certain exceptions.

The Company’s shares are not currently listed on an exchange, they are not held by more than 2,000 shareholders and the Company is not the surviving company in the Merger.

Stockholder/Shareholder Consent to Action Without Meeting
Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders. The Company’s bylaws allow its stockholders to act by written consent.

Zhong Yuan’s articles of association permits resolutions to be effected by a written resolution signed by a majority of the shareholders entitled to vote on the resolution and permits special resolutions to be effected by a unanimous written resolution. A special resolution is a resolution that is required to be either (a) passed by a majority of not less than two-thirds of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, or (b) signed by all the shareholders entitled to vote on that resolution.

	DGCL/The Company’s Certificate of Incorporation and Bylaws	Companies Law/Zhong Yuan’s Memorandum of Association and Articles of Association
Distributions and Dividends; Repurchases and Redemptions
Under the DGCL, a corporation may pay dividends out of capital surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding shares having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

Under the Companies Law, the board of directors may declare the payment of dividends to holders of ordinary shares out of Zhong Yuan’s (1) profits available for distribution, or (2) “share premium account”, which represents the excess of the price paid to Zhong Yuan on the issue of its shares over the par or “nominal” value of those shares and is similar to the U.S. law concept of additional paid in capital.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares, or if no shares entitled to such preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced.
However, no dividends may be paid if, after payment, Zhong Yuan would not be able to pay its debts as they come due in the ordinary course of business.

Dividends on ordinary shares, if any, are at the discretion of the directors and depend on, among other things, Zhong Yuan’s results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the directors deems relevant, as well as Zhong Yuan’s ability to pay dividends in compliance with the Cayman Islands law. Under the Cayman Islands law, Zhong Yuan is not required to present proposed dividends or distributions to its shareholders for approval or adoption. Zhong Yuan may pay dividends in any currency.

The directors are also entitled to issue shares with preferred rights to participate in dividends declared by Zhong Yuan. The holders of such preference shares may, depending on their terms, rank senior to the ordinary shares with respect to dividends.

Under the Companies Law, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the company’s articles authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

	DGCL/The Company’s Certificate of Incorporation and Bylaws	Companies Law/Zhong Yuan’s Memorandum of Association and Articles of Association

Zhong Yuan’s articles of association provide that the company may make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

Removal of Directors; Terms of Directors
Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Under Zhong Yuan’s articles of association, the directors of Zhong Yuan hold office until the expiration of their term or such time as they are removed from office by ordinary resolution of the shareholders.

The Company’s certificate of incorporation does not provide for either a classified board of directors or for cumulative voting.
In addition, the office of any director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, or (iii) resigns his office by notice in writing to Zhong Yuan.

Directors may be elected by a resolution of the board of directors, or by an ordinary resolution of the shareholders.

Inspection of Books and Records	Under the DGCL, any stockholder may, upon written demand under oath stating the purpose thereof, inspect the corporation's books and records for a proper purpose during the usual hours for business.
Shareholders of a Cayman Islands company do not have any general rights to inspect or obtain copies of the list of shareholders or corporate records of a company (other than the register of mortgages and charges and the memorandum and articles of association). Under Zhong Yuan’s articles of association, the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of members who are not directors.

The Company’s bylaws provide that a list of stockholders shall be open to the examination of any stockholder before any meeting of the stockholders for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting. The list may also be inspected by any stockholder who is present at a meeting of stockholders.
The Companies Law requires that the register of mortgages and charges of a corporation be open to inspection by any shareholder or creditor of the company at all reasonable times.

	DGCL/The Company’s Certificate of Incorporation and Bylaws	Companies Law/Zhong Yuan’s Memorandum of Association and Articles of Association
Amendment of Governing Documents
Under the DGCL, a certificate of incorporation may be amended if: (1) the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders; and (2) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. The Company’s certificate of incorporation is silent as to the vote required to amend the certificate of incorporation.

The Companies Law and Zhong Yuan’s articles of association provide that Zhong Yuan’s memorandum of association and articles of association may only be amended by passing a special resolution of its shareholders to effect such amendment.

In addition, under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class on an amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment adversely affects the terms of the shares of a class. Class voting rights do not exist as to other extraordinary matters, unless the certificate of incorporation provides otherwise. The Company’s certificate of incorporation does not have such alternate provisions.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The Company’s certificate of incorporation and bylaws authorize the board of directors to amend the Company’s bylaws. The Company’s stockholders also have the power to amend bylaws under the company’s bylaws and the DGCL.

Indemnification of Directors and Officers
Under the DGCL, a corporation is generally permitted to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, other than an action brought on behalf of the corporation, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made by: (1) a majority of the disinterested directors, even though less than a quorum; (2) a committee of disinterested directors designated by a majority vote of disinterested directors, even though less than a quorum; (3) independent legal counsel, if there are no disinterested directors or if the disinterested directors so direct regardless of whether a quorum of disinterested directors exists; or (4) the stockholders.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation.
Zhong Yuan’s articles of association provide that its directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of Zhong Yuan’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning Zhong Yuan or its affairs in any court whether in the Cayman Islands or elsewhere.

	DGCL/The Company’s Certificate of Incorporation and Bylaws	Companies Law/Zhong Yuan’s Memorandum of Association and Articles of Association

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals' commitment to repay any advances, unless it is determined ultimately that those individuals are entitled to be indemnified.

The Company’s certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by law. The bylaws provide for advancement of expenses to defend claims against directors and officers. Further, the Company has indemnification agreements with its directors, officers and certain other employees which provide rights and benefits in addition to those described above.

Limited Liability of Directors
The DGCL permits the adoption of a provision in a corporation's certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (1) breaching the duty of loyalty to the corporation or its stockholders; (2) failing to act in good faith; (3) engaging in intentional misconduct or a knowing violation of law; (4) obtaining an improper personal benefit from the corporation; or (5) paying a dividend or approving a stock repurchase or redemption that was illegal under applicable law.

Cayman Islands law, in certain circumstances, permits a company to limit the liability of a director to the company. The considerations under Cayman Islands law with regard to the limitation of a director’s liability are similar to those that apply to the enforcement of provisions relating to the indemnification of directors discussed above under “Indemnification of Directors and Officers.” A Cayman Islands court will enforce such a limitation except to the extent that enforcement of the relevant provision may be held to be contrary to public policy.

The Company’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, directors are not personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Zhong Yuan’s articles of association provide that no current or former director and officer of the company shall be liable to the company for any loss or damage incurred by the company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through such person’s own willful neglect or default.

	DGCL/The Company’s Certificate of Incorporation and Bylaws	Companies Law/Zhong Yuan’s Memorandum of Association and Articles of Association
Stockholder/Shareholder Lawsuits
Under the DGCL, a stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that the stock was transferred to him by operation of law from a person who was such a stockholder. In addition, the stockholder must remain a stockholder throughout the litigation. There is no requirement under the DGCL to advance the expenses of a lawsuit to a stockholder.

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of Zhong Yuan. However, the consideration of such suits has been limited. In this regard, the Cayman Islands courts ordinarily would permit a claim to be brought by a minority shareholder, in respect of a cause of action vested in a Cayman Islands company, in the name of and seeking relief on behalf of the company only (1) in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of a company; (2) where the act complained of is illegal or alleged to constitute a fraud against the company or against any minority shareholder; or (3) where the act is beyond the corporate power of the company or otherwise requires approval by a greater percentage of the company’s shareholders than actually approved it; and, in each case, where the act complained of is not capable of subsequent ratification by any majority of the company’s shareholders at a general meeting. The cause of action may be against the director, another person or both.

Under the DGCL, an individual may also commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met.

A shareholder may also be permitted to bring an action in his or her own name against a Cayman Islands company, a director or any other person in respect of any direct loss suffered by such shareholder as a result of any negligence, default, breach of duty or breach of trust. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. A shareholder may also be permitted to bring an action on the basis that the company’s affairs are being, or have been, conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or to some shareholders in particular.

ENFORCEABILITY OF CIVIL LIABILITIES

Zhong Yuan is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

We anticipate that, subsequent to a merger with or acquisition of an operating company, substantially all of Zhong Yuan’s assets will be located outside the United States. In addition, all of Zhong Yuan’s directors and officers are expected to be nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are expected to be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Zhong Yuan or these persons, or to bring an action against Zhong Yuan or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against Zhong Yuan and its officers and directors. Zhong Yuan has appointed Schlueter & Associates, P.C. as its agent to receive service of process in the United States.

We believe that that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against Zhong Yuan or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against Zhong Yuan or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

We believe that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, (e) is not inconsistent with a Cayman Islands judgment of the same matter; (f) is not impeachable on grounds of fraud, and (g) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

The securities that would have been entitled to vote if a meeting were required to have been held regarding the Redomicile Merger consist of shares of our Common Stock.  Each share of our Common Stock is entitled to one vote.  The record date for determining our stockholders who would have been entitled to notice of and to vote on the Redomicile Merger, was November 15, 2017.   The number of outstanding shares of our Common Stock at the close of business on November 15, 2017 was 8,500,000.

Security Ownership of Principal Holders and Management.

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of November 15, 2017 by (i) each person known by us to own more than 5% of the outstanding shares of our Common Stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.  Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown.  The information presented is based on 8,500,000 outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Beneficial Ownership
CHANG Ting Ting(1) Suite 2432, Sun Hung Kai Centre 30 Harbour Road Wanchai, Hong Kong	8,000,000	94.1%
Officers & Directors as a Group	8,000,000	94.1%
(1) Ms. Chang is the sole officer and director of the Company.
ADDITIONAL INFORMATION

This Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission.  Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates.  The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.